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                                                                    Exhibit 10.7

                             AGREEMENT OF COLLATERAL

         AGREEMENT made March ___ 1997, between Gaylord Karren, whose address is: 1327 North State Street, Orem, Utah 84057, John Hopkins, whose address is 1327 North State Street, Orem, Utah 84057 (individually the "Pledgor" and together the "Pledgors"), and HiTek Carpet Care, Inc., a Nevada corporation, 2920 North Green Valley Parkway, Building 3, Suite 321, Henderson, Nevada 89014 (the "Pledgee").

                                    RECITALS

         At the time of the execution of this Agreement the Pledgee loaned Venturi Technologies, Inc., a Texas corporation (the "Borrower"), $100,000, evidenced by the promissory note of the Borrower for such amount,

         To induce the Pledgee to make the loan, the Pledgors have agreed to pledge certain stock with the Pledgee as security for the Borrower's repayment of the loan,

It is therefore agreed,

         1. Pledge. In consideration of the sum of $100,000 loaned to the Borrower by the Pledgee, receipt of which is acknowledged, the Pledgors hereby grant a security interest to the Pledgee in instruments of the following description: 1,214,500 common shares of Venturi Technologies, Inc., a Texas corporation, represented by certificates numbered 1 and 2, duly endorsed in blank and herewith delivered to Max C. Tanner (the "Escrow Agent"). The Pledgors hereby appoint the Escrow Agent his attorney to arrange for the transfer of the pledged shares on the books of Venturi Technologies, Inc., a Texas corporation, to the name of the Pledgee. The Escrow Agent shall hold the pledged shares as security for the repayment of the loan, and shall not encumber or dispose of the shares except in accordance with the provisions of paragraph 8 of this Agreement.

         2. Dividends. During the term of this pledge, all dividends and other amounts received by the Pledgee as a result of its record ownership of the pledged shares shall be applied by it to the payment of the principal and interest on the loan.

         3. Voting rights. During the term of this pledge, and so long as the Pledgors are not in default in the performance of any of the terms of this Agreement or the Borrower is not in default in the payment of the principal or interest of the loan, each Pledgor shall have the right to vote his pledged shares on all corporate questions, and the Pledgee shall execute due and timely proxies in favor of each Pledgor to this end.

         4. Representations. Each Pledgor warrants and represents that there are no restrictions upon the transfer of any of his pledged shares, other than may appear on the face of the certificates, and that the Pledgor has the right to transfer such shares free of any encumbrances and without obtaining the consents of the other shareholders.

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         5. Adjustments. In the event that, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the company which has issued the pledged shares, all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be held by the Pledgee under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

         6. Warrants and rights. In the event that during the term of this pledge, subscription warrants or any other rights or options shall be issued in connection with the pledged shares, such warrants, rights, and options shall be immediately assigned by the Pledgee to the appropriate Pledgor, and if exercised by the Pledgor all new shares or other securities so acquired by the Pledgor shall be immediately assigned to the Pledgee to be held under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

         7. Payment of loan. Upon payment by the Borrower at maturity of the principal and interest of the loan, less amounts theretofore received and applied by the Pledgee in reduction thereof, the Pledgee shall direct the Escrow Agent to transfer to the appropriate Pledgor all the pledged shares and all rights received by the Pledgee as a result of his record ownership thereof.

         8. Extension to Repay loan. While there has been discussion and limited due diligence on the part of HiTek regarding the feasibility and benefits of acquiring Venturi, HiTek and Venturi acknowledge that no agreements or letters of intent have been entered into with respect to an acquisition or merger. In the event HiTek determines that it is not in the best interest of its shareholders after due diligence to acquire Venturi by merger or stock exchange, HiTek shall grant Venturi a 9 month extension within which to repay the $100,000 loan.

         9. Default. In the event that the Pledgor or Pledgors default in the performance of any of the terms of this Agreement, or the Borrower defaults in the payment at maturity of the principal or interest of the loan, the Escrow Agent shall automatically turn over to Pledgee all shares pledged hereunder and such shares shall be the sole property of the Pledgee.

         In witness whereof the parties have executed this Agreement. This document may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute a single Agreement.

                                PLEDGEE:

                                         HiTek Carpet Care, Inc.
                                         a Nevada corporation


                                         By: /s/ Darren Dixon
                                                  Darren Dixon, President



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                                    PLEDGOR(S):


                                     --------------------------------
                                     Gaylord Karren



                                     --------------------------------
                                     John Hopkins








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